SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              CONCEPTS DIRECT, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              CONCEPTS DIRECT, INC.
                              2950 Colorful Avenue
                            Longmont, Colorado 80504
                               -------------------

                    Notice of Annual Meeting of Stockholders

                          To Be Held on April 30, 1999
                               -------------------

TO THE STOCKHOLDERS OF CONCEPTS DIRECT, INC.:

         The Annual Meeting of Stockholders of Concepts Direct, Inc. (the "Company") will be held at the Company offices at 2950 Colorful Avenue, Longmont, Colorado 80504, on April 30, 1999, at 9:00 A.M., local time, for the following purposes:

         1.       To elect seven directors for the ensuing year;

         2. To consider and vote upon a proposal to amend the Certificate of Incorporation and increase the authorized Common Stock from 6,000,000 shares to 7,500,000 shares;

         3. To ratify the appointment of Ernst & Young LLP as the independent public accountants for the Company for the fiscal year ending December 31, 1999; and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The close of business on March 5, 1999, has been fixed as the record date for the Annual Meeting. All stockholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournments thereof.

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998, is included with this Proxy Statement.

                                        By Order of the Board of Directors

                                        H. Franklin Marcus, Jr.
                                        Secretary

March 31, 1999

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY. YOU MAY WITHDRAW THIS PROXY AT ANY TIME BEFORE YOUR SHARES ARE ACTUALLY VOTED AND MAY VOTE YOUR OWN SHARES IF YOU ATTEND THE MEETING IN PERSON.

                              CONCEPTS DIRECT, INC.
                              2950 Colorful Avenue
                            Longmont, Colorado 80504

                                 PROXY STATEMENT
                     TO BE MAILED ON OR ABOUT MARCH 31, 1999
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 30, 1999


       The enclosed proxy is solicited by and on behalf of the Board of Directors of Concepts Direct, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held April 30, 1999, or any adjournments thereof, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Stockholders. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may be made by mail or by telephone, telegraph, electronic means or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for these services. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of stock held by them. The Company has also retained Corporate Investor Communications, Inc., of Carlstadt, New Jersey, to assist in the solicitation of proxies of stockholders whose shares are held in street name by brokers, banks and other institutions at an approximate cost of $1,000 plus out-of-pocket expenses. Such solicitation will be made by mail or by telephone, telegraph, electronic means or personal interview. These costs will also be borne by the Company.

       The shares represented by all properly executed proxies received by the Secretary of the Company and not revoked will be voted for the election of the directors nominated, for the amendment of the Certificate of Incorporation and for the ratification of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999, unless the stockholder directs otherwise in the proxy, in which event such shares will be voted in accordance with such directions. Any proxy may be revoked at any time before the shares to which it relates are voted either by giving written notice delivered to the Secretary of the Company (which may be in the form of a substitute proxy) or by attending the meeting and voting in person.

       The Board of Directors has fixed the close of business on March 5, 1999, as the record date for the Annual Meeting. In accordance with applicable law, all the stockholders of record on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof. On the record date there were issued and outstanding 4,975,286 shares of the Company's common stock, $.10 par value (the "Common Stock"). All of such shares were of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name. Presence in person or by proxy of holders of 2,487,644 shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions, votes withheld in the election of directors and broker non-votes are counted as present for purposes of determining a quorum. Assuming a quorum is present, the directors shall be elected by a plurality of votes cast by the holders of shares represented and entitled to vote at the Annual Meeting. With regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote will be required to approve the proposal to amend the Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue. The affirmative vote by the holders of a majority of the shares of Common Stock voting at the Annual Meeting will be required to act on all other matters to come before the Annual Meeting, including the ratification of the selection of Ernst & Young LLP as independent auditors for the current fiscal year. With respect to all proposals presented to stockholders other than the election of directors, abstentions are counted as votes against in tabulations of the votes cast on proposals, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.


           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth information regarding beneficial ownership as of March 5, 1999 of Common Stock by the Company's directors individually, the executive officers named in the Summary Compensation Table individually, the Company's directors and executive officers as a group, and persons known to the Company to be beneficial owners of more than 5% of the Common Stock.


                   Name and Address of                Amount and Nature of                        Percent
                    Beneficial Owner               Beneficial Ownership(1)                       of Class
                    ----------------               -----------------------                       --------

Executive Officers and Directors

Phillip A. Wiland                                                1,317,500(2)                       26.04
2950 Colorful Avenue
Longmont, CO  80504

Virginia B. Bayless                                                  5,500                              *
835 S. Garfield
Denver, CO  80209

Michael T. Buoncristiano                                            60,396                           1.19
409 Washington Street, Suite 398
Hoboken, NJ  07030

Robert L. Burrus, Jr.                                               12,666                              *
One James Center
Richmond, VA  23219

H. Franklin Marcus, Jr.                                             87,196                           1.72
2950 Colorful Avenue
Longmont, CO  80504

Phillip D. White                                                    90,166(3)                        1.77
200 Camden Place
Boulder, CO  80302

J. Michael Wolfe                                                   196,000                           3.87
2950 Colorful Avenue
Longmont, CO  80504

Stephen R. Polk                                                    112,666(4)                        2.22
26955 Northwestern Highway
Southfield, MI  48034

All Directors and Executive Officers                             1,882,090(5)                       37.20
 as a Group (8 Persons)

5% Owners

Laifer Capital Management, Inc.                                  1,026,800(6)                       20.29
114 West 47th Street
New York, NY  10036

Safeco Asset Management Company                                    914,700(7)                       18.08
601 Union Street
Seattle, WA  98101

-----------------
       * Does not exceed 1% of the outstanding shares of the Company

       (1) Except as described in footnotes (2), (3) and (4) below, each individual has sole voting power and sole investment power with respect to the Common Stock set forth opposite his name. Includes, as to Mr. White, 2,666 shares, as to Messrs. Buoncristiano and Burrus, 5,332 each shares, as to Mr. Marcus, 12,000 shares, as to Mr. Wiland, 10,000 shares and as to Mr. Wolfe, 24,000 shares of Common Stock, which could be acquired through exercise of stock options within 60 days.

       (2) Includes 1,300,000 shares owned in joint tenancy by Mr. Wiland and his wife, who share voting and investment power as to the shares, 12,900 shares held by Mr. Wiland as custodian for his minor children under the Uniform Gifts to Minors Act and for which Mr. Wiland has sole voting and investment power and 4,600 shares owned by Mr. Wiland's daughter and for which Mr. Wiland shares voting and investment power.

       (3) Includes 78,166 shares owned directly by Mr. White and 12,000 shares held in a Family Limited Partnership for which Mr. White has shared voting and investment power.

       (4) Stephen R. Polk, a Director of the Company, is Chairman of the Board and Chief Executive Officer of R.L. Polk & Co., and may by virtue of these positions be deemed to share voting and investment power over 100,000 shares owned by R.L. Polk & Co. Mr. Polk disclaims beneficial ownership and any such shared control of shares owned by R.L. Polk & Co.

       (5) Includes 59,330 shares of Common Stock which could be acquired through exercise of stock options within 60 days. Beneficial ownership of 100,000 shares is disclaimed.

       (6) Ownership information is based on the Schedule 13D filed on January 8, 1999. According to this Schedule 13D, Laifer Capital Management, Inc. holds 600,500 shares with sole voting and dispositive power and 426,300 shares with shared dispositive power.

       (7) Ownership information is based on the Schedule 13G filed on February 11, 1999. According to the Schedule 13G, Safeco Asset Management Company is an investment advisor and the reported shares are owned beneficially by registered investment companies for which Safeco Asset Management serves as investment advisor, as follows: Safeco Common Stock Trust, 479,500 shares and Safeco Resources Series Trust, 435,200 shares. Safeco Asset Management Company shares voting and dispositive power.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

       Action will be taken at the Annual Meeting to elect a Board of Directors of seven members. Unless otherwise instructed on the proxy, the shares represented by proxies will be voted for the election as directors of all of the nominees named below. Each of the nominees has consented to being named as a nominee and has agreed that, if elected, he or she will serve on the Board of Directors for a term which will run until the next annual meeting of stockholders and until his or her successor has been elected. If any nominee becomes unavailable for any reason the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

       The following table sets forth certain information as to the nominees and certain executive officers.

Name, Age, Principal Occupation                                Director
     and other information                                       Since
     ---------------------                                       -----

PHILLIP A. WILAND (52)                                             1992
  Chairman and Chief Executive Officer of the
  Company since 1992.  President and Chief
  Executive Officer of Wiland Services, Inc.
  from 1971 to 1992.

VIRGINIA B. BAYLESS (43)                                            N/A
  President  of Bayless &  Associates,  Inc.,
  a  strategic  financial  planning
  services  company,  since 1993.  Vice
  President and  stockholder,  The Wallach
  Company,   an  investment   banking
  company   specializing  in  mergers  and
  acquisitions, from 1986 to 1992.

MICHAEL T. BUONCRISTIANO (57)                                      1992
  President, AVANTI! Marketing Solutions, Inc.
  since 1990.  Executive Vice President of Wiland
  Services, Inc. from 1986 to 1989.

ROBERT L. BURRUS, JR. (64)                                         1992
  Chairman, Law Firm of McGuire, Woods, Battle &
  Boothe LLP, Richmond, Virginia, since 1990.
  Director, CSX Corporation, Heilig-Meyers
  Company, O'Sullivan Corporation, S&K Famous
  Brands, Inc. and Smithfield Foods, Inc.

Name, Age, Principal Occupation                                Director
     and other information                                       Since
     ---------------------                                       -----

STEPHEN R. POLK (43)                                               1992
  Chairman of the Board and Chief Executive Officer, R.L
  Polk & Co., a direct marketing company, since 1994.
  Previous employment with R.L. Polk & Co. includes position as President, 1990 to 1994.

PHILLIP D. WHITE (52)                                              1992
  Associate Professor and past Chairman of Marketing, College of Business and Administration,
  University of Colorado at Boulder since 1976 (on leave). Lecturer and writer on marketing. Ph.D.
  in Marketing, University of Texas, 1976.  President,
  Phillip D. White & Associates, Inc. since 1996.

J. MICHAEL WOLFE (40)                                              1998
  President and Chief Operating Officer of the
  Company since 1992.  Vice President of Wiland
  Services from 1987 to 1992.


                      MEETINGS AND COMMITTEES OF THE BOARD

       The Board of Directors held seven meetings during 1998. Each incumbent director attended 75% or more of the aggregate of (1) such meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served.

Committees of the Board

       The standing committees of the Board of Directors include an Audit Committee and a Compensation and Nominations Committee.

       Messrs. Polk, White and Buoncristiano and Ms. Bayless are the members of the Audit Committee, which met four times in 1998. The principal function of the Audit Committee is to oversee the performance of the Company's independent accountants. In this capacity, the Audit Committee recommends the firm to be engaged by the Company for independent auditing and reviews the overall scope and results of the annual audit. It also reviews, among other things, the functions and performance of the Company's internal accounting controls, the performance of nonaudit services, and changes in accounting policies.

       Messrs. Burrus, Polk, White and Buoncristiano are the members of the Compensation and Nominations Committee, which met two times in 1998. The principal functions of the Compensation and Nominations Committee are to review and set the direct and indirect compensation of the directors and officers of the Company, to administer the Company's incentive compensation and stock option plans and to nominate candidates to the Board of Directors. The Committee also considers nominations for director made by stockholders of the Company. The Committee reviews the salaries and bonuses for all officers and certain other executives, recommends special benefits and perquisites for management, consults with management regarding employee benefits and general personnel policies and recommends persons to be considered for election to the Board of Directors, membership on committees of the Board of Directors, and positions as executive officers of the Company. Recommendations by stockholders of persons to serve on the Board of Directors should be submitted to the Compensation and Nominations Committee in care of the Secretary of the Company. The stockholder recommending a person to serve on the Board of Directors should submit the following information by February 1, 2000 in writing to the Office of Secretary, Concepts Direct, Inc., 2950 Colorful Avenue, Longmont, Colorado 80504: (i) the name and address of the stockholder who is recommending the proposed nominee; (ii) the name, address, and principal occupation of each proposed nominee; (iii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; and (iv) the written consent of each proposed nominee to serve as a director of the Company if so elected.

Compensation of Directors

       The Company pays to each director who is not a Company employee an annual retainer of $4,000 and $500 for each meeting of the Board of Directors or any committee meeting of the Board of Directors attended. All directors are reimbursed for travel expenses incurred as a result of service on the Board of Directors.

       Directors who are not employees of the Company also receive awards under the 1998 Non-Employee Directors Stock Option Plan (the "1998 Plan") which was approved at the April 24, 1998 Annual Stockholders Meeting. They previously received awards under the 1992 Non-Employee Directors Stock Option Plan (the "1992 Plan") which expired on May 1, 1998. Stock option grants under the 1992 Plan were automatic. Each eligible director of the Company on the effective date of the 1992 Plan, December 18, 1992, automatically received an option to purchase 6,000 shares of Common Stock. Each eligible director newly elected by the Company's stockholders on and after the effective date of the 1992 Plan automatically received options for 6,000 shares on the date the director was elected by the stockholders. In addition, on the second anniversary of the date on which an eligible director received his or her initial grant of an option, and biannually thereafter, each then eligible director automatically received an option to acquire an additional 4,000 shares of Common Stock. Option grants under the 1992 Plan are exercisable in annual increments of 33.3% commencing one year following the date of grant. Under the 1998 Plan, the Board may make grants of options to directors at the times and in the amounts that it deems appropriate. The maximum number of shares of Common Stock reserved for the 1998 Plan and the 1992 Plan are 52,000 and 80,000 respectively. The exercise price of the options granted under both Plans is the fair market value of the Common Stock on the date of the option grant.

       During 1998, Ms. Bayless was issued 6,000 shares under the 1992 Plan and Messrs. Burrus, White, Buoncristiano and Polk were issued 4,000 shares under the 1998 Plan.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table sets forth, for the years ended December 31, 1996, December 31, 1997, and December 31, 1998, certain compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and to the Company's other executive officers whose annual compensation exceeded $100,000 for the year ended December 31, 1998.


                                                                                        Long Term
                                                                                         Compen-
                  Annual Compensation                                                    sation
                                                                                         Awards
---------------------------------------------------------                           ----------------
                                                                                       Securities
                                                                          Other        Underlying         All Other
                                                                          Annual         Options           Compen-
      Name and Principal                       Salary        Bonus       Compen-          /SARs            sation
           Position                 Year         ($)          ($)         sation           (#)             ($)(1)
--------------------------------- ---------- ------------ ------------ ------------- ---------------- ------------------


Phillip A. Wiland,                  1998       248,603        -0-          (2)              0               4,130
Chairman and Chief Executive        1997       198,723      60,840                          0               5,011
Officer                             1996       167,390      57,025                          0               3,939

J. Michael Wolfe,                   1998       209,809        -0-          (2)              0               4,494
President and Chief Operating       1997       178,084      54,383                          0               2,661
Officer                             1996       150,690      51,054                          0               2,709

H. Franklin Marcus, Jr.             1998       102,832        -0-          (2)              0               2,343
Chief Financial Officer and         1997       95,345       30,034                          0               3,033
Secretary, Treasurer                1996       86,010       29,316                          0               2,173


       (1) These amounts were paid by the Company as matching contributions under the Company's Retirement Savings Plan.

       (2) None of the named executive officers received perquisites in excess of the lesser of $50,000 or 10% of combined salary and bonus for fiscal 1996, 1997 or 1998.

Options/SAR Exercises and Year-End Value Table

       The following table sets forth information concerning each exercise of stock options and SARs during the fiscal year ended December 31, 1998 for each of the executive officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options and SARs.


Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Values
---------------------------------------------------------------------------------------------------------------------------

                                                         Number of Securities                Value of
                                                         Underlying Unexercised           Unexercised In-the-Money
                                                         Options/SARs at                  Options/SARs at
                                                           12/31/98(#)                    12/31/98(2) ($)
                                                         -------------------------------- --------------------------------

                                 Shares         Value
                               Acquired on   Realized(1)
          Name                 Exercise(#)       ($)       Exercisable     Unexercisable    Exercisable    Unexercisable
---------------------------- -------------- ------------ --------------- ---------------- -------------- -----------------

Phillip A. Wiland                   0             0          10,000           40,000          73,400          125,820

J. Michael Wolfe                    0             0          24,000           46,000          183,565         173,055

H. Franklin Marcus, Jr.             0             0          12,000           12,000          91,783          86,528
---------------------------- -------------- ------------ --------------- ---------------- -------------- -----------------


       (1) The value realized calculation is based on the fair market value of the underlying stock on the date of exercise, minus the exercise price.

       (2) The value calculation is based on the fair market value of the underlying stock at year end, minus the exercise price.


Compensation Committee Interlocks and Insider Participation

       Mr. Burrus, a member of the Compensation and Nominations Committee, is Chairman and partner of the law firm of McGuire, Woods, Battle & Boothe LLP, which was retained as general counsel by the Company during the fiscal year ended December 31, 1998, and has been so retained during the current fiscal year.

                            SECTION 16(a) COMPLIANCE

       Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange
Commission. Officers, directors and greater than 10 percent stockholders are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

       Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1998, except that Mr. White filed late reports with respect to purchase and sale transactions which occurred in connection with the Company's Common Stock offering during such fiscal year.


              REPORT OF THE COMPENSATION AND NOMINATIONS COMMITTEE

     General. During the calendar year ended December 31, 1998, the Compensation and Nominations Committee of the Board of Directors (the "Committee ") was comprised of four non-employee directors, Messrs. Michael T. Buoncristiano, Robert L. Burrus, Jr., Stephen R. Polk, and Phillip D. White. The Committee is responsible for setting compensation levels for the Company's executive officers and for overseeing the administration of the Concepts Direct, Inc. 1998 Incentive Compensation Plan (the "Incentive Compensation Plan ") and the Concepts Direct, Inc. 1992 Employee Stock Option Plan (the "Stock Option Plan").

       All decisions by the Committee are reviewed by the entire Board of Directors. It has been the practice of the Committee to meet with the Company's Chief Executive Officer ("CEO") in reviewing the compensation of senior officers.

       The compensation of the Company's senior executives is generally made up of three components. These components are base salary, performance bonuses under the Incentive Compensation Plan, and stock options granted under the Stock Option Plan. At the Committee's discretion, an executive's compensation may also include an award of stock appreciation rights under the Stock Option Plan. No stock appreciation rights were awarded by the Committee during 1998.

       An executive officer's base salary is a function of the executive officer's responsibilities. The Committee believes that the compensation of executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis.

       Prior to the beginning of 1998, the Committee established the formula to be used to determine performance bonuses during 1998. The Committee determined the amount of the performance bonus awarded to each executive officer who is eligible for such an award as a percentage of such executive officer's base salary. Quarterly and annual bonuses are paid under the Incentive Compensation Plan based on the performance of the Company using a variety of measures including net profit, earnings per share, revenues, and market capitalization. The Committee's decisions were incorporated into the Incentive Compensation Plan which was approved by the Board. Each calendar quarter, executive officers are eligible to receive performance bonuses under the Incentive Compensation Plan. The Committee believes that an executive officer should have an opportunity to receive a performance bonus based on his or her performance during the applicable quarter.

       The long-term performance based compensation of executive officers takes the form of stock option awards under the Stock Option Plan. The Committee believes that compensation in the form of equity in the Company ensures that the executive officers will have a continuing stake in the long-term success of the Company and help further the alignment of their interests with those of the stockholders. All options granted under the Stock Option Plan have an exercise price equal to the market price of the Company's Common Stock on the date of the grant. Thus, the stock options granted to an executive officer will have value only if the Company's stock price increases.

       In granting options under the Stock Option Plan, the Committee takes into account each executive officer's responsibilities, relative position in the Company and past grants. The Committee does not follow an established formula in awarding stock options. Factors considered in making option awards to the Company's officers include past grants, the importance of retaining the officer, and the potential of the officer to contribute to the future success of the Company.

       The compensation currently paid by the Company is not subject to Internal Revenue Code Section 162(m) which limits the income tax deductibility of certain forms of compensation paid to its named executive officers in excess of $1 million per year. Section 162(m) allows full deductibility of certain types of performance-based compensation. If these limitations should become applicable to the Company in the future, the Committee will consider modifications to the Company's compensation practices, to the extent practicable, to provide the maximum deductibility for compensation payments.

     Compensation for Mr. Phillip A. Wiland, Chairman and Chief Executive Officer. The base salary for Mr. Wiland during the 1998 calendar year was $250,000. Mr. Wiland's salary was recommended to the Board of Directors by the Committee following consultation with Mr. Wiland. The Committee reviewed CEO performance in relation to the Company's goals in formulating its salary recommendation for Mr. Wiland. Mr. Wiland's salary for 1998 was recommended and approved by the Board of Directors. Mr. Wiland does not have an Employment Agreement with the Company.

       It is the Committee's view that Mr. Wiland's base salary of $250,000 and bonus opportunity are in line with the compensation paid to the CEOs of other corporations, including direct marketing businesses of similar size. No 1998 bonuses were paid to Mr. Wiland under the Incentive Compensation Plan. During 1998, options were granted for 22,000 shares of Common Stock for Mr. Wiland.

                                         Compensation and Nominations Committee

                                                  Phillip D. White, Chairman
                                                  Michael T. Buoncristiano
                                                  Robert L. Burrus, Jr.
                                                  Stephen R. Polk

                                PERFORMANCE GRAPH

       The following graph represents the cumulative total return on the Company's Common Stock, with the cumulative total return of the companies included in the Standard & Poor's Specialty Retail Index and the Standard & Poor's 500 Index for the last five fiscal years. Cumulative total stockholder return is defined as share price appreciation assuming reinvestment of dividends. The dollar amounts shown on the following graph assume that $100 was invested on December 31, 1993 in Company Common Stock, stocks constituting the Standard & Poor's Specialty Retail Index and stocks constituting the Standard and Poor's 500 Index with all dividends being reinvested.

                      Comparison of Five-Year Total Return
           Among Concepts Direct, Inc., S&P Specialty Retail Index and
                                  S&P 500 Index











                                    [GRAPH]







                                Value of $100 invested on December 31, 1993

Fiscal Year                       12/31/93       12/31/94       12/31/95      12/31/96      12/31/97     12/31/98
-----------                       --------       --------       --------      --------      --------     --------


Concepts Direct, Inc.               $100           $615          $1,631        $2,523        $5,169         $2,062

S&P Specialty Retail-500             100             76              58            81            81             63

S&P 500 Index                        100            101             139           171           229            294

                                 PROPOSAL NO. 2

               AMENDMENT TO CERTIFICATE OF INCORPORATION RELATING
                   TO INCREASED AUTHORIZATION OF COMMON STOCK

       The Board of Directors has unanimously approved, and recommends to the stockholders for adoption, an amendment to the Company's Certificate of Incorporation, as set forth in Exhibit A hereto, that would increase the number of shares of Common Stock authorized for issuance from 6,000,000 to 7,500,000 shares.

       The Board of Directors believes that an increase in the number of shares of authorized Common Stock as contemplated by this Proposal would benefit the Company and its stockholders by giving the Company the needed flexibility in its corporate planning and in responding to developments in the Company's business, including possible financing and acquisition transactions, stock splits or dividends and other general corporate purposes. At this time the Board of Directors does not have any specific plans for issuing these shares.

       The increase in the number of shares authorized for issuance will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue the authorized shares without requiring future stockholders' approval of such issuances, except as may be required by applicable law or stock exchange regulations. To the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders? percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

       The Board of Directors could use the additional shares of Common Stock to discourage an attempt to change control of the Company. However, the Board of Directors has no present intention of issuing any shares of Common Stock for such purposes and this Proposal is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company.

     Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

       THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE TO 7,500,000 IS IN THE BEST INTEREST OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" PROPOSAL NO 2.


                                 PROPOSAL NO. 3

                        SELECTION OF PRINCIPAL ACCOUNTANT

       Ernst & Young LLP served during the Company's year ended December 31, 1998, as its independent certified public accountants and has been selected by the Board of Directors to serve as the Company's independent certified public accountants for the current fiscal year, subject to ratification by the stockholders of the Company. The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

                                  OTHER MATTERS

       The Board of Directors knows of no other matters to be brought before the meeting. If any other matters are properly presented, however, or if any question arises as to whether any matter has been properly presented and is a proper subject for stockholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

       The stockholders may present proposals for consideration at the 2000 Annual Meeting of Stockholders to the Company for inclusion in its proxy materials for such meeting. Any such proposal should be submitted in writing in accordance with Securities and Exchange Commission rules to Concepts Direct, Inc., 2950 Colorful Avenue, Longmont, Colorado 80504, Attention: Corporate Secretary. Stockholder proposals must be received by December 2, 1999, to be included in the proxy materials for the 2000 Annual Meeting.

       For proposals stockholders properly bring before the 2000 Annual Meeting of Stockholders, the Company will have unrestricted use of discretionary voting authority if it does not receive prior written notice of an intent to submit any such proposal at the meeting. For the Company's 2000 Annual Meeting of Stockholders, this notice must be received by February 15, 2000.



                               FURTHER INFORMATION

       The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 for the Company's fiscal year ended December 31, 1998. Such written request should be sent to Concepts Direct, Inc., 2950 Colorful Avenue, Longmont, Colorado 80504, Attention: Corporate Secretary.


                                            By Order of the Board of Directors



                                            H. FRANKLIN MARCUS, JR.
                                            Secretary



March 31, 1999

                                                                      Exhibit A

                                 PROPOSAL NO. 2

        The Fourth Section of the Certificate of Incorporation is proposed to be restated in its entirety as follows:

     "Fourth: That the total number of shares which the corporation shall have authority to issue is 7,500,000 shares of Common Stock, and the par value of each share is $.10 per share."

                             CONCEPTS DIRECT, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 30, 1999

The undersigned having received the Annual Report to the Stockholders and the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated March 31, 1999, hereby appoints H. Franklin Marcus, Jr., and Robert L. Burrus, Jr. (each with power to act alone and with power of substitution) as proxies and hereby authorizes them to represent and vote, as directed below, all the shares of common stock of Concepts Direct, Inc. (the "Company"), held of record by the undersigned on March 5, 1999, at the annual meeting of stockholders to be held on April 30, 1999, and any adjournments thereof.

1. ELECTION OF DIRECTORS      [ ] FOR all nominees listed below    [ ] WITHHOLD
                                                                       AUTHORITY
                                                                       to vote for all nominees
                                                                       listed below

     Virginia B. Bayless, Robert L. Burrus, Jr., Michael T. Buoncristiano,
    Stephen R. Polk, Phillip D. White, Phillip A. Wiland, J. Michael Wolfe

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                    THE NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)


--------------------------------------------------------------------------------
2. Adoption of the amendment to the Certificate of Incorporation to increase the shares of Common Stock authorized for issuance from 6,000,000 to
 7,500,000.

          [ ] FOR    [ ] AGAINST    [ ] ABSTAIN




3. Ratification of the selection of Ernst & Young LLP as independent accountants for the year 1999.

          [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4. IN THEIR DISCRETION the proxies are authorized to vote such other business as may properly come before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted FOR all nominees as director listed above and FOR Proposals 2 and 3.

Any proxy or proxies previously given for the meeting are revoked.

                                            Please sign your names(s) exactly
                                            as shown below. If signer is a
                                            corporation, please sign the full
                                            corporate name by duly authorized
                                            officer. If an attorney, guardian,
                                            administrator, executor, or
                                            trustee, please give full title as
                                            such. If a partnership, please sign
                                            in partnership name by authorized
                                            person.

                                            Dated:
                                            ------------------------------ 1999



                                          ------------------------------------
                                          ------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.